UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

KINGSTONE COMPANIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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KINGSTONE COMPANIES, INC.
15 Joys Lane
Kingston, New York 12401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 9, 2023

To the Stockholders of Kingstone Companies, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kingstone Companies, Inc., a Delaware corporation (the “Company” or “we”), will be held on August 9, 2023, at 15 Joys Lane, Kingston, New York 12401, at 9:00 a.m., for the following purposes:

1.	To elect six directors for the coming year.

2.
To approve an amendment to the Company’s Amended and Restated 2014 Equity Participation Plan (the “2014 Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the 2014 Plan from 1,400,000 to 1,900,000.

3.	To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

4.	To hold a non-binding advisory vote to approve the Company’s executive compensation.

5.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on June 15, 2023, are entitled to notice of and to vote at the meeting or at any adjournment thereof.

Important notice regarding the availability of Proxy Materials: We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners, unless they have directed us to provide the materials in a different manner. The Notice provides instructions on how to access and review all of the important information contained in this proxy statement, as well as how to submit a proxy by telephone or over the Internet. If you receive the Notice and would still like to receive a printed copy of our proxy materials, instructions for requesting these materials are included in the Notice. The Company plans to mail the Notice to stockholders by June 29, 2023. The proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, are available electronically to the Company’s stockholders of record as of the close of business on June 15, 2023, at www.proxyvote.com.

Floyd R. Tupper
Secretary

Kingston, New York
June 29, 2023

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS IN THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL OR, IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. ANY STOCKHOLDER MAY REVOKE A SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. THOSE VOTING BY INTERNET OR BY TELEPHONE MAY ALSO REVOKE THEIR PROXY BY VOTING IN PERSON AT THE MEETING OR BY VOTING AND SUBMITTING THEIR PROXY AT A LATER TIME BY INTERNET OR BY TELEPHONE.

KINGSTONE COMPANIES, INC.
15 Joys Lane
Kingston, New York 12401
____________________________

PROXY STATEMENT
____________________________

SOLICITING, VOTING AND REVOCABILITY OF PROXY

This proxy statement is being made available to all stockholders of record at the close of business on June 15, 2023, in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held on August 9, 2023, at 9:00 a.m., local time, or any adjournment thereof. Proxy materials for the Annual Meeting of Stockholders were made available to stockholders on or about June 29, 2023.

All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies. Proxies so received without specified instructions will be voted as follows:

(i)	FOR the nominees named in the proxy to our Board of Directors;

(ii)
FOR the proposal to approve an amendment to our Amended and Restated 2014 Equity Participation Plan (the “2014 Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the 2014 Plan from 1,400,000 to 1,900,000;

(iii)	FOR the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

(iv)	FOR the approval of the compensation of our named executive officers.

If you are a beneficial owner of shares held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization will be prohibited under the current rules of the New York Stock Exchange from voting your shares on “non-routine” matters. This is commonly referred to as a “broker non-vote.” The election of directors, the approval of the amendment to the 2014 Plan and the advisory vote on the approval of executive compensation are considered “non-routine” matters and therefore may not be voted on by your bank or broker absent specific instructions from you. The ratification of the selection of our independent registered public accounting firm is a routine matter. Please instruct your bank or broker so your vote can be counted.

Our Board of Directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holder will have to vote for substitute or alternate nominees to the Board of Directors. In the event that any other matter should come before the meeting or any nominee is not available for election, the person named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with his best judgment.

The total number of shares of common stock outstanding and entitled to vote as of the close of business on June 15, 2023 was 10,755,964. Our common stock is the only class of securities entitled to vote on matters presented to our stockholders, each share being entitled to one vote. A majority of the shares of common stock outstanding and entitled to vote as of the close of business on June 15, 2023, or 5,377,983 shares of common stock, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

Our Restated Certificate of Incorporation provides for cumulative voting of shares for the election of directors. This means that each stockholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected (six) multiplied by the number of shares he is entitled to vote. A stockholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees; however, in order to cumulate votes, a stockholder must request a proxy card (as Internet and telephone voting will not be available for such purposes). Only stockholders of record as of the close of business on June 15, 2023, will be entitled to vote. With regard to the election of directors, votes may be cast in favor or withheld. The directors shall be elected by a plurality of the votes cast in favor. Accordingly, based upon there being six nominees, each person who receives one or more votes will be elected as a director. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals and may be voted for the other nominees.

Stockholders may expressly abstain from voting on Proposals 2, 3 and 4 by so indicating on the proxy.  Abstentions are counted as present in the tabulation of votes on Proposals 2, 3 and 4.  Since each of Proposals 2, 3 and 4 requires the affirmative approval of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote (assuming a quorum is present at the meeting), abstentions will have the effect of a negative vote while broker non-votes will have no effect.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so. Written revocations or amended proxies should be sent to us at 15 Joys Lane, Kingston, New York 12401, Attention: Corporate Secretary. Those voting by Internet or by telephone may also revoke their proxy by voting in person at the meeting or by voting and submitting their proxy at a later time by Internet or by telephone.

The proxy is being solicited by our Board of Directors. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares. Solicitations will be made primarily by Internet availability of proxy materials and by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, telecopier or email without special compensation.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for ten days prior to the meeting, at our offices located at 15 Joys Lane, Kingston, New York 12401, and also during the whole time of the meeting for inspection by any stockholder who is present. To contact us, stockholders should call (845) 802-7900.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning the compensation for the fiscal years ended December 31, 2022 and 2021, for certain executive officers, including our Chief Executive Officer (“CEO”) (collectively, the “Named Executive Officers” or “NEOs”):

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Barry B. Goldstein	2022	$500,000	$ -	$136,500(2)	$ -	$ -	$24,200(7)	$660,700
Chief Executive Officer; Executive Chairman of the Board	2021	$500,000	$ -	$1,386,500(3)	$ -	$ -	$34,935(8)	$1,921,435

Meryl S. Golden	2022	$500,000	$ -	$150,000(4)	$ -	$ -	$24,200(9)	$674,200
Chief Operating Officer; President, Kingstone Insurance Company	2021	$500,000	$ -	$211,020(5)	$ -	$ -	$23,600(10)	$734,620

Sarah (Minlei) Chen	2022	$306,620	$ -	$ -	$ -	$ -	$6,994(11)	$313,614
Chief Actuary, Senior Vice President, Kingstone Insurance Company	2021	$267,515	$40,000	$36,520(6)	$ -	$ -	$6,588(11)	$350,623
_________
(1)
Amounts reflect the aggregate grant date fair value of grants made in each respective fiscal year computed in accordance with stock-based accounting rules (FASB ASC Topic 718-Stock Compensation), excluding the effect of estimated forfeitures. Assumptions used in the calculations of these amounts are included in Note 12 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, available electronically to our stockholders.

(2)
In January 2022, Mr. Goldstein was granted 27,300 shares of restricted common stock under the 2014 Plan. Such grant vests to the extent of 13,650 shares as of December 29, 2023, and 13,650 shares as of December 30, 2024. See “Termination of Employment and Change-in-Control Arrangements – Barry B. Goldstein” below for a discussion of certain provisions relating to the restricted stock granted to Mr. Goldstein.

(3)
In January 2021, Mr. Goldstein was granted an aggregate of 251,769 shares of restricted common stock under the 2014 Plan. Such grant vested to the extent of 125,885 shares as of the first anniversary of the date of grant and vests to the extent of 62,942 shares as of December 29, 2023, and 62,942 shares as of December 30, 2024. See “Termination of Employment and Change-in-Control Arrangements – Barry B. Goldstein” below for a discussion of certain provisions relating to the restricted stock granted to Mr. Goldstein.

(4)
In January 2022, Ms. Golden was granted 30,000 shares of restricted common stock under the 2014 Plan. Such grant vested to the extent of 10,000 shares as of the first anniversary of the date of grant and vests to the extent of 10,000 shares as of each of the second and third anniversaries of the date of grant. See “Termination of Employment and Change-in-Control Arrangements – Meryl Golden” below for a discussion of certain provisions relating to the restricted stock granted to Ms. Golden.

(5)
In January 2021, Ms. Golden was granted 30,000 shares of restricted common stock under the 2014 Plan. Such grant vested to the extent of 10,000 shares as of each of the first and second anniversaries of the date of grant and vests to the extent of 10,000 shares as of the third anniversary of the date of grant. In addition, in December 2021, Ms. Golden was granted 2,400 shares of restricted stock under the 2014 Plan. Such grant vested to the extent of 800 shares as of the first anniversary of the date of grant and vests to the extent of 800 shares as of each of the second and third anniversaries of the date of grant. See “Termination of Employment and Change-in-Control Arrangements – Meryl Golden” below for a discussion of certain provisions relating to the restricted stock granted to Ms. Golden.

(6)
In January 2021, Ms. Chen was granted 3,572 shares of restricted common stock under the 2014 Plan. Such grant vested to the extent of 1,191 shares as of each of the first and second anniversaries of the date of grant and vests to the extent of 1,190 shares as of the third anniversary of the date of grant. In addition, in December 2021, Ms. Chen was granted 2,400 shares of restricted stock under the 2014 Plan. Such grant vested to the extent of 800 shares as of the first anniversary of the date of grant and vests to the extent of 800 shares as of each of the second and third anniversaries of the date of grant. See “Termination of Employment and Change-in-Control Arrangements – Sarah (Minlei) Chen” below for a discussion of certain provisions relating to the restricted stock granted to Ms. Chen.

(7)	Represents employer matching contributions under our defined contribution plan of $12,200 and a car allowance of $12,000.

(8)
Represents employer matching contributions under our deferred compensation plan (which was terminated in December 2022) of $11,335, employer matching contributions under our defined contribution plan of $11,600 and a car allowance of $12,000.

(9)	Represents employer matching contributions under our defined contribution plan of $12,200 and a car allowance of $12,000.

(10)	Represents employer matching contributions under our defined contribution plan of $11,600 and a car allowance of $12,000.

(11)	Represents employer matching contributions under our defined contribution plan.

Pay Versus Performance (PvP) Table

The table below is provided in accordance with Item 402(v) of Regulation S-K. We are providing the following information about the relationship between executive compensation actually paid to our CEO and our other Named Executive Officers and certain financial performance of the Company for each of the fiscal years ended December 31, 2022 and 2021:

Fiscal Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table for Non-CEO NEOs(3)	Average Compensation Actually Paid to Non-CEO NEOs(4)	Value of Initial Fixed $100 Investment Based On Total Stockholder Return(5)	Net Loss(6)
2022	$660,700	$(64,300)	$493,907	$387,280	$111.66	$(22,524,794)

2021	$1,921,435	$1,601,697	$542,622	$511,682	$67.48	$(7,378,301)
_________

(1)	The dollar amounts reported are the amounts of total compensation reported in the “Total” column of our Summary Compensation Table for Mr. Goldstein.

(2)
The dollar amounts reported represent the amount of “compensation actually paid,” as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to total compensation to determine the compensation actually paid:

Fiscal Year	Reported Summary Compensation Table Total for CEO	Less: Reported Value of Equity Awards(a)	Plus: Equity Award Adjustments(b)	Equals: Compensation Actually Paid to CEO
2022	$660,700	$136,500	$(588,500)	$(64,300)

2021	$1,921,435	$1,386,500	$1,066,762	$1,601,697
       _________

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in our Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; and (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value. There were no awards vested in the year they were granted. The amounts deducted or added in calculating the equity award adjustments are as follows:

Fair Value of Equity Awards for CEO	2022	2021
As of year-end for unvested awards granted during the year	$36,855	$1,258,845
Year-over-year increase (decrease) of unvested awards granted in prior years	$(671,932)	$(192,083)
Increase (decrease) from prior fiscal year-end for awards granted in prior years that vested during the year	$46,577	$-0-
Total Equity Award Adjustments	$(588,500)	$1,066,762

(3)
The dollar amounts reported represent the average of the amounts reported for our NEOs as a group (excluding our CEO) in the “Total” column of our Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding our CEO) included for purposes of calculating the average amounts for each applicable year are Mses. Golden and Chen.

(4)
The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our CEO), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our CEO) during the applicable year. In accordance with the SEC rules, the following adjustments were made to average total compensation for the NEOs as a group (excluding our CEO) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Fiscal Year	Average Reported Summary Compensation Table Total for Non-CEO NEOs	Less: Average Reported Value of Equity Awards	Plus: Average Equity Award Adjustments(a)	Equals: Average Compensation Actually Paid to Non-CEO NEOs
2022	$493,907	$75,000	$(31,627)	$387,280

2021	$542,622	$123,770	$92,830	$511,682
       _________

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Average Fair Value of Equity Awards for Non-CEO NEOs	2022	2021
As of year-end for unvested awards granted during the year	$20,250	$95,930
Year-over-year increase (decrease) of unvested awards granted in prior years	$(49,299)	$(2,363)
Increase (decrease) from prior fiscal year-end for awards granted in prior years that vested during the year	$(2.578)	$(737)
Total Average Equity Award Adjustments	$(31,627)	$92,830

(5)
The amounts shown in the table represent the Company’s Total Stockholder Return (“TSR”) on an assumed investment of $100 in our common stock over the indicated measurement period. Cumulative TSR is calculated by dividing (i) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our common stock price at the end and the beginning of the measurement period by (ii) our common stock price at the beginning of the measurement period.

(6)	The dollar amounts reported represent the amount of net loss attributable to the Company as reflected in our audited financial statements for the applicable year.

Employment Contracts

Barry B. Goldstein

Employment Agreement effective as of January 1, 2020

On October 14, 2019, we entered into a second amended and restated employment agreement with Mr. Goldstein which took effect as of January 1, 2020, and expired on December 31, 2022 (the “Second Amended Goldstein Employment Agreement”).

Pursuant to the Second Amended Goldstein Employment Agreement, Mr. Goldstein was entitled to receive an annual base salary of $500,000 and an annual bonus equal to 6% of our consolidated income from operations before taxes, exclusive of our consolidated net investment income (loss), net unrealized gains (losses) on equity securities and net realized gains (losses) on investments, up to a maximum of 2.5 times his base salary. In addition, pursuant to the Second Amended Goldstein Employment Agreement, Mr. Goldstein was entitled to receive a long-term compensation (“LTC”) payment of between $945,000 and $2,835,000 based on a specified minimum increase in our adjusted book value per share (as defined in the Second Amended Goldstein Employment Agreement) as of December 31, 2022, as compared to December 31, 2019 (with the maximum LTC payment being due if the average per annum increase is at least 14%). Pursuant to the Third Amended Goldstein Employment Agreement (discussed below), Mr. Goldstein relinquished the right to receive the LTC. Pursuant to the Second Amended Goldstein Employment Agreement, Mr. Goldstein received a grant, under the terms of the 2014 Plan, during January 2020, of a number of shares of restricted stock determined by dividing $1,250,000 by the fair market value of our common stock on the date of grant. The January 2020 grant vested with respect to one-third of the award on each of the first and second anniversaries of the grant date and will vest with respect to one-sixth of the award on each of December 29, 2023 and December 30, 2024, based on the continued provision of services through such dates. Also pursuant to the Second Amended Goldstein Employment Agreement, Mr. Goldstein received a grant, under the terms of the 2014 Plan, during January 2021, of a number of shares of restricted stock determined by dividing $1,500,000 by the fair market value of our common stock on the date of grant. The January 2021 grant vested with respect to one-half of the award on the first anniversary of the grant date and will vest with respect to one-fourth of the award on each of December 29, 2023 and December 30, 2024, based on the continued provision of services through such dates. Further, pursuant to the Second Amended Goldstein Employment Agreement, Mr. Goldstein received in 2020, 2021 and 2022 a grant, under the terms of the 2014 Plan, of a number of shares of restricted stock determined by dividing $136,500 by the fair market value of our common stock on the date of grant. The 2020 grant vested with respect to one-third of the award on each of the first and second anniversaries of the grant date and will vest with respect to one-sixth of the award on each of December 29, 2023 and December 30, 2024, based on the continued provision of services through such dates. The 2021 grant vested with respect to one-half of the award on the first anniversary of the grant date and will vest with respect to one-fourth of the award on each of December 29, 2023 and December 30, 2024, based on the continued provision of services through such dates. The 2022 grant will vest with respect to one-half of the award on each of December 29, 2023 and December 30, 2024, based on the continued provision of services through such dates.

See “Termination of Employment and Change-in-Control Arrangements – Barry B. Goldstein” below for a discussion of the provisions of the Second Amended Goldstein Employment Agreement and the Third Amended Goldstein Employment Agreement with regard to payments due and the acceleration of stock grants in the event of the termination of Mr. Goldstein’s employment under certain circumstances and/or in the event of a change in control.

Employment Agreement effective as of January 1, 2023

On June 27, 2022, we entered into a third amended and restated employment agreement with Mr. Goldstein which took effect as of January 1, 2023, and expires on December 31, 2024 (the “Third Amended Goldstein Employment Agreement”).

Pursuant to the Third Amended Goldstein Employment Agreement, Mr. Goldstein is entitled to receive an annual base salary of $500,000 and an annual bonus equal to 3% of our consolidated income from operations before taxes, exclusive of our consolidated net investment income (loss), net unrealized gains (losses) on equity securities and net realized gains (losses) on investments, up to a maximum of 1.25 times his base salary.

Meryl S. Golden

Employment Agreement effective as of January 1, 2021

We and Ms. Golden were parties to an amended and restated employment agreement dated as of December 24, 2020 (the “Amended Golden Employment Agreement”). Pursuant to the Amended Golden Employment Agreement, which expired on December 31, 2022, Ms. Golden was entitled to receive an annual base salary of $500,000. In addition, pursuant to the Amended Golden Employment Agreement and the 2014 Plan, in September 2019, Ms. Golden was granted an option to purchase 50,000 shares of common stock which has vested to the extent of 12,500 shares on each of the date of grant and each of the first, second and third anniversaries of the date of grant. Further, pursuant to the Amended Golden Employment Agreement and the 2014 Plan, in each of January 2021 and January 2022, Ms. Golden was granted 30,000 shares of restricted stock. The 2021 grant vested to the extent of 10,000 on each of the first and second anniversaries of the date of grant and will vest to the extent of 10,000 shares on the third anniversary of the date of grant. The 2022 grant vested to the extent of 10,000 shares on the first anniversary of the date of grant and will vest to the extent of 10,000 shares on each of the second and third anniversaries of the date of grant.

Employment Agreement effective as of January 1, 2023

On June 27, 2022, we entered into a second amended and restated employment agreement with Ms. Golden which took effect as of January 1, 2023, and expires on December 31, 2024 (the “Second Amended Golden Employment Agreement”).

Pursuant to the Second Amended Golden Employment Agreement, Ms. Golden is entitled to receive an annual base salary of $500,000 and an annual bonus equal to 3% of our consolidated income from operations before taxes, exclusive of our consolidated net investment income (loss), net unrealized gains (losses) on equity securities and net realized gains (losses) on investments, up to a maximum of 1.25 times her base salary. In addition, pursuant to the Second Amended Golden Employment Agreement, Ms. Golden received, under the terms of the 2014 Plan, a grant in January 2023, and is entitled to receive a grant, under the terms of the 2014 Plan, during January 2024, under certain circumstances, of a number of shares of restricted stock determined by dividing $136,500 by the fair market value of our common stock on the date of grant. The 2023 grant will vest with respect to one-half of the award on the first anniversary of the grant date and one-half of the award on December 31, 2024, based on the continued provision of services through such dates. The 2024 grant will vest on December 31, 2024, based on the continued provision of services through such date. In the event that we are precluded from making a grant in 2024, then instead Ms. Golden shall be entitled to receive a cash bonus of $136,500 for such year.

See “Termination of Employment and Change-in-Control Arrangements – Meryl S. Golden” below for a discussion of the provisions of the Amended Golden Employment Agreement and the Second Amended Golden Employment Agreement with regard to payments due and the acceleration of stock awards in the event of the termination of Ms. Golden’s employment under certain circumstances and/or in the event of a change in control.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth certain information concerning exercisable and unexercisable stock options and unvested stock grants held by the Named Executive Officers as of December 31, 2022:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
Barry B. Goldstein	-	-	-	-	211,391(1)		$-	$-

Meryl S. Golden	50,000	-	$8.72	9/25/24	51,600(2)		$-	$-

Sarah (Minlei) Chen	-	-	-	-	5,413(3)		$-	$-
____________________

(1)	Such shares will vest to the extent of 105,696 shares on December 29, 2023, and 105,695 shares on December 30, 2024.

(2)
Such shares vested to the extent of 10,000 shares on each of January 3, 2023 and January 4, 2023, and will vest to the extent of 10,000 shares on each of January 3, 2024, January 4, 2024 and January 3, 2025 and 800 shares on each of December 13, 2023 and 2024.

(3)
Such shares vested to the extent of 1,191 shares on January 28, 2023, and will vest to the extent of 1,432 shares on November 2, 2023, 1,190 shares on January 28, 2024, and 800 shares on each of December 13, 2023 and 2024.

Termination of Employment and Change-in-Control Arrangements
Barry B. Goldstein

Pursuant to the Third Amended Goldstein Employment Agreement, in the event that Mr. Goldstein’s employment is terminated by us without cause, or he resigns for good reason (each as defined in each such employment agreement), Mr. Goldstein would be entitled to receive his annual base salary and bonus for the remainder of the term. In addition, in the event that Mr. Goldstein’s employment is terminated by us for any reason, or he resigns for any reason, or, in the event of the termination of Mr. Goldstein’s employment due to disability or death, Mr. Goldstein’s granted but unvested restricted stock awards will vest.

Pursuant to the Third Amended Goldstein Employment Agreement, Mr. Goldstein would be entitled to receive, under certain circumstances, a payment equal to 1.5 times his then annual base salary and his accrued bonus in the event of the termination of his employment within eighteen months following a change of control of the Company. In addition, pursuant to the 2014 Plan, Mr. Goldstein’s unvested restricted stock awards will vest in the event of a change of control of the Company.

Meryl S. Golden

Pursuant to the Second Amended Golden Employment Agreement, in the event that Ms. Golden’s employment is terminated by us without cause, or she resigns for good reason (each as defined in the Second Amended Golden Employment Agreement), Ms. Golden would be entitled to receive her annual base salary for the remainder of the term or for twelve months, whichever is later. In addition, pursuant to the 2014 Plan, in the event of a termination of employment due to the death or disability of Ms. Golden, the stock grants scheduled to vest on the next vesting date following such event shall vest under certain circumstances notwithstanding such event. Further, in the event that Ms. Golden’s employment is terminated by us without cause, or she resigns for good reason, Ms. Golden’s granted but unvested restricted stock awards will vest.

 Ms. Golden would be entitled to receive, under certain circumstances, a payment equal to 1.5 times her then annual base salary and her accrued bonus in the event of the termination of her employment within eighteen months following a change in control of the Company. In addition, pursuant to the 2014 Plan, Ms. Golden’s outstanding restricted stock awards will vest in the event of a change of control of the Company.

Sarah (Minlei) Chen

Pursuant to the 2014 Plan, in the event of a termination of employment due to the death or disability of Ms. Chen, the stock grants scheduled to vest on the next vesting date following such event shall vest under certain circumstances notwithstanding such event. In addition, pursuant to the 2014 Plan, Ms. Chen’s outstanding restricted stock awards will vest in the event of a change of control of the Company.

DIRECTOR COMPENSATION

The following table sets forth certain information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2022:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Total

William L. Yankus	$93,000	$40,000	$-	$133,000
Floyd R. Tupper	$88,000	$40,000	$-	$128,000
Carla A. D’Andre	$78,000	$40,000	$-	$118,000
Timothy P. McFadden	$78,000	$40,000	$-	$118,000
__________________

(1)
Amounts reflect the aggregate grant date fair value of grants made in the fiscal year computed in accordance with stock-based accounting rules (FASB ASC Topic 718-Stock Compensation), excluding the effect of estimated forfeitures. Assumptions used in the calculations of these amounts are included in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, available electronically to our stockholders.

The aggregate number of unvested restricted stock awards outstanding as of fiscal year end for each non-employee director is as follows:

Name	Unvested Restricted Stock Awards (#)

Floyd R. Tupper	8,000
William L. Yankus	8,000
Carla A. D’Andre	8,000
Timothy P. McFadden	8,000

Our non-employee directors are entitled to receive annual compensation for their services as directors as follows:

●	$50,000;

●
an additional $25,000 for service as audit committee chair, an additional $20,000 for service as compensation and finance committee chair, an additional $10,000 for service as investment committee chair, and an additional $15,000 for service as chair of other committees; and

●	$53,000 of our common stock determined by the closing stock price on the first business day of the year, which vest on the first anniversary of the grant date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 15, 2023, regarding the beneficial ownership of our shares of common stock by (i) each person who we believe to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each present director, (iii) each Named Executive Officer and (iv) all of our present executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percent of Class

Barry B. Goldstein 15 Joys Lane Kingston, New York	832,076 (1)	7.7%

Floyd R. Tupper	87,576 (2)	*

Meryl S. Golden	85,248 (3)	*

William L. Yankus	37,945	*

Carla A. D’Andre	36,095 (4)	*

Timothy P. McFadden	35,740	*

Sarah (Minlei) Chen	3,987	*

Gregory Fortunoff 49 West 37th Street New York, New York 10018	813,905 (5)	7.6%

The TCW Group, Inc. on behalf of the TCW Business Unit 865 South Figueroa Street Los Angeles, California	597,740 (6)	5.6%

Michael Doak Griffin Highline Capital LLC 4514 Cole Avenue Dallas, Texas	595,238 (7)	5.5%

All executive officers and directors as a group (8 persons)	1,118,667 (1)(2)(3)(4)	10.4%

* Less than 1%.

(1)
The information regarding Mr. Goldstein is based solely on publicly available information filed with the SEC. Includes (i) 73,168 shares of common stock owned by Mr. Goldstein’s wife and (ii) 15,000 shares held in a retirement trust for the benefit of Mr. Goldstein. Mr. Goldstein has sole voting and dispositive power over 758,908 shares of common stock and shared voting and dispositive power over 73,168 shares of common stock. The inclusion of the shares owned by Mr. Goldstein’s wife and the retirement trust shall not be construed as an admission that Mr. Goldstein is, for purposes of Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of such shares.

(2)
Includes (i) 32,395 shares owned by Mr. Tupper’s wife, (ii) 6,675 shares held in a retirement trust for the benefit of Mr. Tupper and (iii) 810 shares held in a retirement trust for the benefit of Mr. Tupper’s wife. Mr. Tupper has sole voting and dispositive power over 54,371 shares of common stock and shared voting and dispositive power over 33,205 shares of common stock. The inclusion of the shares owned by Mr. Tupper’s wife and the retirement trusts for the benefit of Mr. Tupper and his wife shall not be construed as an admission that Mr. Tupper is, for purposes of Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of such shares.

(3)	Includes 50,000 shares issuable upon the exercise of options that are exercisable currently.

(4)
Includes (i) 1,400 shares held in a retirement trust for the benefit of Ms. D’Andre and (ii) 10,000 shares held in a retirement trust for the benefit of Ms. D’Andre’s husband. Ms. D’Andre has sole voting and dispositive power over 26,095 shares of common stock and shared voting and dispositive power over 10,000 shares of common stock. The inclusion of the shares owned by the retirement trust for the benefit of Ms. D’Andre’s husband shall not be construed as an admission that Ms. D’Andre is, for purposes of Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of such shares.

(5)
The information regarding Gregory Fortunoff is based solely on Amendment No. 2 to Schedule 13G filed by such reporting person with the SEC on May 22, 2023 (the “Fortunoff 13G/A”). According to the Fortunoff 13G/A, such reporting person has sole voting and dispositive power over 618,905 shares of common stock and shared voting and dispositive power over 195,000 shares of common stock. The Fortunoff 13G/A also indicates that Scott Fortunoff has sole voting and dispositive power over 244,500 shares of common stock and shared voting and dispositive power over 195,000 shares of common stock.

(6)
The information regarding The TCW Group, Inc. on behalf of the TCW Business Unit is based solely on Amendment No. 3 to Schedule 13G filed by such reporting person with the SEC on January 25, 2023 (the “TCW 13G/A”). According to the TCW 13G/A, such reporting person has shared voting and dispositive power over the 597,740 shares of common stock.

(7)
The information regarding Michael Doak (“Doak”) and Griffin Highline Capital LLC (“Griffin”) is based solely on Amendment No. 4 to Schedule 13D filed by such reporting persons with the SEC on November 15, 2022 (the “Doak/Griffin 13D/A”). According to the Doak/Griffin 13D/A, each of Doak and Griffin has shared voting and dispositive power over the 595,238 shares of common stock.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2022, with respect to compensation plans (including individual compensation arrangements) under which our common stock is authorized for issuance, aggregated as follows:

●	All compensation plans previously approved by security holders; and

●	All compensation plans not previously approved by security holders.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	107,201	$8.31	979,976(1)

Equity compensation plans not approved by security holders	-	-	-

Total	107,201	$8.31	979,976(1)

(1)	Includes 366,597 shares reserved for issuance pursuant to unvested restricted stock grants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The daughter of Barry Goldstein, Amanda Rofsky, was employed during 2022 as our Investor Relations Director.  She no longer serves in that role.  Ms. Rofsky currently serves as Vice President of Cosi Agency, Inc., one of our subsidiaries, and Lead Business Process Analyst for KICO. For the fiscal year ended December 31, 2022, she earned $163,927 in compensation.

Due to the infrequency of related party transactions, we have not formally adopted procedures for the review of, or standards for approval of, such transactions; however, our Board of Directors (or a designated committee thereof) will review related party transactions on a case-by-case basis.

PROPOSAL 1: ELECTION OF DIRECTORS

Six directors are to be elected at the meeting to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and have qualified.

Our Restated Certificate of Incorporation provides for cumulative voting of shares for the election of directors. This means that each stockholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected (six) multiplied by the number of shares he is entitled to vote. A stockholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees.

Nominees for Directors

All of the nominees are currently members of our Board of Directors. The following table sets forth each nominee’s age as of June 15, 2023, the positions and offices presently held by him or her with us, and the year in which he or she became a director. The Board of Directors recommends a vote FOR all nominees. The person named as proxy intends to vote cumulatively all shares represented by proxies equally among all nominees for election as directors, unless proxies are marked to the contrary.

Name	Age	Positions and Offices Held	Director Since

Barry B. Goldstein	70	Chief Executive Officer, President, Executive Chairman of the Board and Director	2001
Meryl S. Golden	63	Chief Operating Officer and Director	2020
Floyd R. Tupper	68	Secretary and Director	2014
Timothy P. McFadden	61	Director (Lead Independent Director)	2018
William L. Yankus	63	Director	2016
Carla A. D’Andre	67	Director	2017

Barry B. Goldstein
Mr. Goldstein has served as our Chief Executive Officer and President, as well as Chief Executive Officer of Kingstone Insurance Company, our wholly-owned New York property and casualty insurer (“KICO”), since July 2019. He previously served as our Chief Executive Officer, President and Chairman of the Board from March 2001 through December 2018, as Chief Executive Officer of KICO from January 2012 through December 2018 and as President of KICO from January 2012 through December 2018 and from July 2019 through September 2021. Mr. Goldstein has served as our Executive Chairman of the Board since January 2019, and as one of our directors since March 2001. He served as our Chief Financial Officer from March 2001 to November 2007 and as our Treasurer from May 2001 to August 2013. Since January 2006, Mr. Goldstein has served as Chairman of the Board of KICO. He has served as Chairman of its Executive Committee since October 2019 (having previously served in such capacity from 2006 to 2018). Mr. Goldstein has served as Chief Investment Officer of KICO since August 2008. He was Treasurer of KICO from March 2010 through September 2010. Effective July 1, 2009, we acquired a 100% equity interest in KICO. Mr. Goldstein is a certified public accountant (inactive). Mr. Goldstein received his B.A. degree and M.B.A. from State University of New York at Buffalo. We believe that Mr. Goldstein’s extensive experience in the insurance industry, including his executive-level service with KICO since 2006, gives him the qualifications and skills to serve as one of our directors.

Meryl S. Golden

Ms. Golden has served as our Chief Operating Officer since September 2019 and as one of our directors since March 2020. She has also served as Chief Operating Officer, a director and a member of the Executive Committee of KICO since September 2019 and as its President since October 2021. Ms. Golden has over 25 years of experience in the insurance industry. She served as Northeast General Manager of Progressive Insurance from 2000 to 2004 (having served as Connecticut General Manager at Progressive from 1996 to 2000). Ms. Golden was Senior Vice President/General Manager at Liberty Mutual from 2005 to 2007. From 2007 to 2009, she was a Management Committee advisor to Bridgewater Associates, a hedge fund. Ms. Golden served as General Manager of North America for Earnix, a banking and insurance software company, from 2010 to 2018 and was Sales Manager, Insurance Solutions for Arity, a mobility and data analytics company founded by Allstate, from 2018 until September 2019. Ms. Golden received her B.S. degree in Accounting from the Wharton School of the University of Pennsylvania and her M.B.A. in Marketing and Finance from the University of Chicago. We believe that Ms. Golden’s executive level experience in the insurance industry gives her the qualifications and skills to serve as one of our directors.

Floyd R. Tupper

Mr. Tupper is a certified public accountant in New York City. For over 40 years, Mr. Tupper has counseled high-net worth individuals by creating tax planning strategies to achieve their goals as well as those of their families. He has also helped small businesses by developing business strategies to meet their current and future needs. He began his career in public accounting with Ernst & Young LLP prior to becoming self-employed. Mr. Tupper holds an M.B.A. in Taxation from the New York University Stern School of Business and a B.S. degree from New York University. Mr. Tupper served as a director of KICO from 2006 to 2018 and has served as Chairman of its Audit Committee since 2006. From 1990 until 2010, Mr. Tupper served as a Trustee of The Acorn School in New York City. He was also a member of the school’s Executive Committee and served as its Treasurer from 1990 to 2010. Mr. Tupper is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. He has served as one of our directors and Chair of our Audit Committee since June 2014 and as our Secretary since June 2015. We believe that Mr. Tupper’s accounting experience, as well as his service on the Board of KICO (including his service as Chair of its Audit Committee), give him the qualifications and skills to serve as one of our directors.

Timothy P. McFadden

Mr. McFadden has more than 30 years of experience in the insurance industry. Since 2012, Mr. McFadden has served as CEO and President of State Farm Indemnity Auto Insurance Company and Senior Vice President of State Farm Insurance, Eastern Market Area. Since 2015, he has also served as CEO and President of State Farm Florida Fire Company. Mr. McFadden served as Senior Vice President of State Farm Insurance Companies, Southern Zone from 2008 to 2011 and Senior Vice President of State Farm Insurance Companies, Southern & Mid Atlantic Zones from 2011 to 2013. Prior to joining the insurance industry, he was a Captain in the United States Army. Mr. McFadden is a member of Stetson University’s College of Law Board of Overseers. He formerly served as a member of the Board of State Farm Indemnity Auto Insurance Company, Local Initiatives Support Corporation, American College Ethics Board, State Farm Florida Fire Company, Top Layer Reinsurance and Florida Council of 100. Mr. McFadden received his B.S. degree from the United States Military Academy at West Point and his J.D. from Stetson College of Law. He also completed the General Management Program at Harvard Business School and received his Chartered Life Underwriter Designation from The American College of Financial Services. Mr. McFadden has served as one of our directors since August 2018, served as Chair of our Nominating and Corporate Governance Committee from August 2018 to March 2023 and has served as Lead Independent Director and Chair of our Corporate Sustainability and Risk Management Committee since March 2023. We believe that Mr. McFadden’s executive level experience in the insurance industry gives him the qualifications and skills to serve as one of our directors.

William L. Yankus

Mr. Yankus brings to the Board over 30 years’ experience in the insurance industry. Since September 2015, Mr. Yankus has provided insurance-related consulting services through Pheasant Hill Advisors, LLC. From 2011 to 2015, he was Managing Director – Investment Banking at Stern Agee where he focused on small and mid-sized insurers. Mr. Yankus served as Managing Director-Insurance Research at Fox-Pitt, Kelton from 1993 to 2009 and then as Head of Insurance Research at its successor, Macquerie, from 2009 to 2010. Mr. Yankus served as Vice President, Insurance Research at Conning & Company from 1985 to 1993. He completed the CFA program in 1989 and passed the CT uniform CPA exam in 1984. Mr. Yankus has served as one of our directors since March 2016, served as Chair of our Compensation Committee from April 2017 to March 2023, has served as Chair of our Compensation and Finance Committee since March 2023 and served as Chair of our Investment Committee from February 2020 to August 2021. He received his B.A. degree in Economics and Accounting from The College of the Holy Cross. We believe that Mr. Yankus’ executive level experience in the insurance industry gives him the qualifications and skills to serve as one of our directors.

Carla A. D’Andre

Ms. D’Andre has more than 40 years of experience in the insurance industry and brings significant risk management expertise to the Board. Since 2009, Ms. D’Andre has been Chairman, CEO and President of D’Andre Insurance Group, Inc., which she co-founded. D’Andre Insurance Group, Inc. is a full service insurance brokerage firm and is the parent of two independent insurance agencies. Prior to co-founding D’Andre Insurance Group, Inc., Ms. D’Andre held executive-level roles at several companies in the insurance industry, including Willis Group Holdings plc, a multinational risk advisor, insurance brokerage and reinsurance brokerage company; AON Risk Services, a global provider of risk management solutions; Inquis Logic Inc., an insurance and technology start-up firm; Swiss Re New Markets and Swiss ReAmerica, affiliates of Swiss Reinsurance Company Ltd, a global reinsurance company; Sedgwick North America, an insurance brokerage firm; and Johnson & Higgins, an insurance brokerage firm. Ms. D’Andre is licensed in property and casualty and life and health insurance in multiple states. She is a member of the board of Resolution Enterprises LLC, a start-up affiliated with the NYPD Crime Stoppers Program, and serves on the Executive Advisory Council of St. John’s University School of Risk Management, Insurance and Actuarial Science. Ms. D’Andre previously served on The Institutes’ CPCU Society Leadership Council. She has served as one of our directors since May 2017, served as Chair of our Finance Committee from August 2017 to March 2023 and has served as Chair of our Nominating and Corporate Governance Committee since March 2023. Ms. D’Andre graduated from the FBI Citizen’s Academy Program, serving as a consultant and testifying witness on insurance matters.  She has an M.B.A. from Pace University’s Lubin School of Business and a B.B.A. degree from St. John’s University’s School of Risk Management, Insurance and Actuarial Science. We believe that Ms. D’Andre’s extensive experience in multiple capacities in the insurance industry gives her the qualifications and skills to serve as one of our directors.

Family Relationships

There are no family relationships among any of our executive officers and directors.

Term of Office

Each director will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Each executive officer will hold office until the initial meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Board Diversity

Board Diversity Matrix (as of June 15, 2023)
Board Size:
Total Number of Directors:	6
	Female	Male
Part I: Gender Identity
Directors	2	4
Part II: Demographic Background
White	2	4

Committees

Audit Committee

The Audit Committee of the Board of Directors is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements.  The responsibilities and duties of the Audit Committee include the following:

•
assist the Board of Directors in fulfilling its responsibilities by reviewing the financial reports provided by us to the Securities and Exchange Commission, our stockholders or to the general public, and our internal financial and accounting controls;

•	oversee the appointment, compensation and retention of, and the work performed by, any independent public accountants engaged by us;

•	recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations;

•	recommend, establish and monitor procedures designed to facilitate:

◾	the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters; and

◾	the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

The members of our Board’s Audit Committee currently are Messrs. Tupper (chair), Yankus and McFadden.  Our Board has adopted a written charter for the Audit Committee.  A copy of the charter is available on our website, www.kingstonecompanies.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for assisting the Board in identifying and recruiting qualified individuals to become Board members, selecting director nominees to be presented for Board and/or stockholder approval, identifying members of the Board to serve on each Board committee, and developing corporate governance guidelines.

The members of the Nominating and Corporate Governance Committee currently are Ms. D’Andre (Chair) and Messrs. McFadden and Tupper. Our Board has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of the charter is available on our website, www.kingstonecompanies.com.

The Nominating and Corporate Governance Committee considers, among other things, diversity of background, experience, skills, expertise, personal and professional integrity, character, business judgment, time availability and conflicts of interest in evaluating prospective Board members.   The Nominating and Corporate Governance Committee Charter requires that the Nominating and Corporate Governance Committee ensure that the initial list of candidates from which new independent director nominees are chosen by the Board include at least one candidate who is a person of color and one candidate who is female.  The Nominating and Corporate Governance Committee will consider qualified director candidates recommended by stockholders if such recommendations are provided in accordance with the procedures set forth in the section entitled “Stockholder Proposals - Stockholder Nominees” below.  The Nominating and Corporate Governance Committee evaluates all candidates based upon the considerations discussed above, as well as ‘independence’ (for purposes of compliance with the rules of the SEC and the NASDAQ Marketplace Rules).  After conducting an initial evaluation of a prospective nominee, the Nominating and Corporate Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director. The Nominating and Corporate Governance Committee may also ask the candidate to meet with management.  If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to our Board of Directors, it may recommend to the full Board that candidate’s nomination and election.  At this time, except as discussed above, the Nominating and Corporate Governance Committee has not adopted minimum criteria for consideration of a proposed candidate for nomination.  The Board has determined that no independent director will serve for more than a total of 20 years in that capacity, unless otherwise determined by the Board, and that any independent director who reaches age 75 while serving as a director must retire from the Board effective at the end of his or her then current term, unless otherwise determined by the Board.

Compensation and Finance Committee

The Compensation and Finance Committee of the Board of Directors is responsible for the management of our business and affairs with respect to the compensation of our employees.  The responsibilities and duties of the Compensation and Finance Committee include the following:

•	review and approve the compensation of our Chief Executive Officer;

•	make recommendations to our Board regarding the compensation of all other executive officers;

•
review, and make recommendations to our Board regarding, incentive compensation plans and equity-based plans, and where appropriate or required, recommend for approval by our stockholders, which includes the ability to adopt, amend and terminate such plans;

•
administer our incentive compensation plans and equity-based plans, including designating the employees to whom awards are to be granted, the amount of the award or equity to be granted and the terms and conditions applicable to each award or grant, subject to the provisions of each plan;

•
review, and make recommendations to our Board regarding, employment agreements and severance arrangements or plans, including any benefits to be provided in connection with a change in control, for our Chief Executive Officer and other executive officers, which includes the ability to adopt, amend and terminate such agreements, arrangements or plans;

•	review, and make recommendations to our Board regarding, all employee benefit plans, which includes the ability to adopt, administer, amend and terminate such plans;

•	review director compensation for service on our Board and Board committees and recommend any changes to our Board;

•	review and make recommendations to our Board with regard to the following matters:

◾	our annual capital plan, including capital allocation, funding and capital expenditures;

◾	possible changes to our capital structure, including proposed equity and debt issuances, redemptions and repurchases;

◾	proposed credit facilities, letters of credit, borrowings and guarantees;

◾	any significant financial exposures or contingent liabilities;

◾	the financial aspects of our corporate insurance programs.

The members of the Compensation and Finance Committee currently are Messrs. Yankus (Chair) and Tupper and Ms. D’Andre. Our Board has adopted a written charter for the Compensation and Finance Committee. A copy of the charter is available on our website, www.kingstonecompanies.com.

The Compensation and Finance Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation and Finance Committee. Our Chief Executive Officer assists the Compensation and Finance Committee from time to time by advising on a variety of compensation matters, such as assisting the Compensation and Finance Committee in determining appropriate salaries and bonuses for our executive officers. The Compensation and Finance Committee has the authority to consult with management and to engage the services of outside advisors, experts and others to assist it in its efforts.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors as a whole is responsible for our risk oversight.  Our executive officers address and discuss with our Board of Directors our risks and the manner in which we manage or mitigate such risks. While our Board of Directors has the ultimate responsibility for our risk oversight, our Board of Directors works in conjunction with its committees on certain aspects of its risk oversight responsibilities.  In particular, our Corporate Sustainability and Risk Management Committee oversees and makes recommendations to our Board with regard to our overall approach to risks related to business operations, including insurance underwriting and claims; reinsurance; catastrophe risk and the impact of changing climate conditions; credit risk in insurance operations; and information technology, including cybersecurity.  In addition, our Audit Committee focuses on financial reporting risks and related controls and procedures, and our Compensation and Finance Committee strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with our strategies and objectives.

Since January 2019, Barry B. Goldstein has served as our Executive Chairman of the Board, having served from 2001 through 2018 as our Chairman of the Board. Mr. Goldstein served as our Chief Executive Officer from 2001 through 2018 and has served in such capacity since July 2019.

Since March 2023, Timothy P. McFadden has served as our Lead Independent Director.  In such capacity, Mr. McFadden has the following duties and responsibilities:

•	preside at meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;

•	serve as a liaison between the Chairman of the Board and the independent directors;

•	preview the information to be provided to the Board;

•	approve meeting agendas for the Board;

•	assure that there is sufficient time for discussion of all meeting agenda items;

•	organize and lead the Board’s evaluation of the CEO;

•	be responsible for leading the Board’s annual self-assessment;

•	have authority to call meetings of the independent directors; and

•	if requested by stockholders, be available for consultation and direct communication.

Report of the Audit Committee

In overseeing the preparation of the financial statements of the Company as of December 31, 2022, and for the years ended December 31, 2022 and 2021, the Audit Committee met with management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with management. The Audit Committee also discussed with Marcum LLP (“Marcum”), our outside auditors, the matters required to be discussed by Public Company Accounting Oversight Board’s Auditing Standard No. 1301, Communications with Audit Committees, as currently in effect.

The Audit Committee received the written disclosures and the letter from Marcum required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum’s communications with the Audit Committee concerning independence and the Audit Committee discussed Marcum’s independence with Marcum.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Floyd R. Tupper (chair)
William L. Yankus
Timothy P. McFadden

Meetings

Our Board of Directors held 25 meetings during the fiscal year ended December 31, 2022.

The Audit Committee of the Board of Directors held four meetings during the fiscal year ended December 31, 2022.

The Nominating and Corporate Governance Committee of the Board of Directors held one meeting during the fiscal year ended December 31, 2022.

The Compensation Committee of the Board of Directors held four meetings during the fiscal year ended December 31, 2022.

During 2022, all of our directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of the meetings of the committees of the Board on which they served.

We do not have a formal policy regarding director attendance at our annual meeting of stockholders. However, all directors are encouraged to attend. None of our directors attended last year’s annual meeting of stockholders.

Communications with Board of Directors

Any security holder who wishes to communicate with our Board of Directors or a particular director should send the correspondence to the Board of Directors, Kingstone Companies, Inc., 15 Joys Lane, Kingston, New York 12401, Attention: Corporate Secretary. Any such communication so addressed will be forwarded by the Corporate Secretary to the Lead Independent Director, the members or a particular member of the Board, as the case may be.

Audit Committee Financial Expert

Our Board of Directors has determined that Mr. Tupper qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K. Mr. Tupper is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires that reports of beneficial ownership of common stock and changes in such ownership be filed with the SEC by Section 16 “reporting persons,” including directors, certain officers, holders of more than 10% of the outstanding common stock and certain trusts of which reporting persons are trustees. We are required to disclose in this proxy statement each reporting person whom we know to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended December 31, 2022. To our knowledge, based solely on a review of copies of Forms 3, 4 and 5 filed with the SEC and written representations that no other reports were required, during the fiscal year ended December 31, 2022, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except that Ms. Golden filed one Form 4 late (reporting one transaction).

Director Independence

Board of Directors

Our Board of Directors is currently comprised of Barry B. Goldstein, Floyd R. Tupper, William L. Yankus, Carla A. D’Andre, Timothy P. McFadden and Meryl S. Golden. Our board of directors has determined that each of Messrs. Tupper, Yankus and McFadden and Ms. D’Andre is independent under applicable Nasdaq listing standards and federal securities rules and regulations.

Audit Committee

The members of our Board’s Audit Committee currently are Messrs. Tupper (Chair), Yankus and McFadden, each of whom is independent under applicable Nasdaq listing standards and federal securities rules and regulations on independence of Audit Committee members.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee currently are Ms. D’Andre (Chair) and Messrs. McFadden and Tupper, each of whom is independent under applicable Nasdaq listing standards and federal securities rules and regulations on independence.

Compensation and Finance Committee

The members of the Compensation and Finance Committee currently are Messrs. Yankus (Chair) and Tupper and Ms. D’Andre, each of whom is independent under applicable Nasdaq listing standards and federal securities rules and regulations on independence.

Recommendation

The Board of Directors recommends a vote FOR all nominees.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED 2014 EQUITY PARTICIPATION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED PURSUANT TO THE PLAN FROM 1,400,000 TO 1,900,000

Our Board of Directors has approved the adoption of an amendment to the Company’s Amended and Restated 2014 Equity Participation Plan (the “2014 Plan” or the “Plan”) to increase the number of shares of common stock authorized to be issued under the 2014 Plan from 1,400,000 to 1,900,000 (the “Plan Amendment”).  The Plan Amendment is being submitted to the stockholders for approval.

The 2014 Plan was originally adopted by our Board on August 12, 2014, pursuant to which up to 700,000 shares of common stock were authorized to be issued.  Stockholder approval of the 2014 Plan was obtained on August 11, 2015.  On May 27, 2020, our Board increased the number of shares authorized to be issued under the 2014 Plan from 700,000 to 1,400,000, among other amendments. Stockholder approval of the increase and other amendments was obtained on August 5, 2020.  On May 10, 2023, our Board increased the number of shares authorized to be issued under the 2014 Plan from 1,400,000 to 1,900,000, subject to stockholder approval of the Plan Amendment.

As of June 15, 2023, options for the purchase of 163,951 shares of common stock (net of cancellations) had been granted pursuant to the 2014 Plan.  In addition, as of such date, 1,151,071 shares of restricted stock had been granted pursuant to the 2014 Plan and 84,978 shares were reserved for future grants under the 2014 Plan (without giving effect to the Plan Amendment increasing the number of shares authorized to be issued under the 2014 Plan to 1,900,000).  See “Plan Benefits” below for additional details.

The Plan plays an important role in our efforts to attract and retain employees of outstanding ability and to align the interests of employees with those of the stockholders through increased stock ownership.  In order to continue to provide appropriate equity incentives to employees in the future, our Board has approved an increase in the number of authorized shares under the Plan.  As discussed below, the Plan is also designed to provide incentives to our non‑employee directors, consultants and advisors.

The following statements include summaries of certain provisions of the Plan.  The statements do not purport to be complete and are qualified in their entirety by reference to the provisions of the Plan, a copy of which is available at our offices and has been included as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2020.

Purpose

The purpose of the Plan is to advance our interests by inducing individuals or entities of outstanding ability and potential to join and remain with, or provide consulting or advisory services to, us by encouraging and enabling eligible employees, non-employee directors, consultants and advisors to acquire proprietary interests in our company, and by providing the participating employees, non-employee directors, consultants and advisors with an additional incentive to promote our success.

Administration

The Plan provides for its administration by our Board or by a committee (the “Committee”) consisting of at least two persons chosen by the Board each of whom is intended to be an “outside independent director” to the extent required by the rules and regulations of any established stock market exchange or national market system, including, without limitation, The Nasdaq Stock Market.  The following discussion of the Plan assumes that the Plan is administered by the Committee.

The Committee has authority to select from the group of eligible employees, non-employee directors, consultants and advisors the individuals or entities to whom awards will be granted under the Plan, and to determine the times at which awards will be granted and the terms of such grants, subject to certain restrictions as set forth in the Plan.  The Committee is authorized to interpret the Plan and the interpretation and construction by the Committee of any provision of the Plan or of any award granted under the Plan shall be final and conclusive.  The receipt of awards under the Plan by any members of the Committee shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan.

Eligibility

Subject to certain limitations as set forth in the Plan, options to purchase shares may be granted thereunder to persons or entities who, in the case of incentive stock options, are employees of our company or, in the case of nonstatutory stock options, are employees or non‑employee directors of, or certain consultants or advisors to, our company.  Subject to certain limitations as set forth in the Plan, stock appreciation rights and stock bonus awards may be granted thereunder to persons or entities who are employees or non-employee directors of, or certain consultants or advisors to, us.

As of June 15, 2023, 88 employees, our four non-employee directors, and persons providing certain consulting services to us were eligible to receive awards under the Plan.

Options

Nature of Options

The Committee may grant options under the Plan which are intended to either qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”) or not so qualify.  We refer to options that do not so qualify as “nonstatutory stock options.” The Federal income tax consequences relating to the grant and exercise of incentive stock options and nonstatutory stock options are described below under “Federal Income Tax Consequences.”

Option Price

The option price of the shares subject to an incentive stock option or a nonstatutory stock option may not be less than the fair market value (as such term is defined in the Plan) of the common stock on the date upon which such option is granted.  In addition, in the case of a recipient of an incentive stock option who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of our stock or of a parent or of any of our subsidiaries, the option price of the shares subject to such option must be at least 110% of the fair market value of the common stock on the date upon which such option is granted.

On June 21, 2023, the last reported sale price for our common stock, as reported by The Nasdaq Stock Market, was $1.35 per share.

Exercise of Options

An option granted under the Plan shall be exercised by the delivery by the holder to our Secretary at our principal office of a written notice of the number of shares with respect to which the option is being exercised. The notice must be accompanied, or followed within ten days, by payment of the full option price of such shares which must be made by the holder’s delivery of (i) a check in such amount, (ii) previously acquired common stock, the fair market value of which shall be determined as of the date of exercise, or (iii) if provided for in a stock option agreement pursuant to which the option is granted, and subject to applicable law, a check in an amount equal to the par value of the common stock being acquired and a promissory note in an amount equal to the balance of the exercise price, or a combination of (i), (ii) and (iii).  Alternatively, if provided for in the award agreement, the holder may elect to have us reduce the number of shares otherwise issuable by a number of shares having a fair market value equal to the exercise price of the option being exercised.

Duration of Options

No incentive stock option granted under the Plan shall be exercisable after the expiration of ten years from the date of its grant. However, if an incentive stock option is granted to a 10% stockholder, the option shall not be exercisable after the expiration of five years from the date of its grant.

Nonstatutory stock options granted under the Plan shall be exercisable for a period of up to ten years from the date of their grant.

Non-Transferability

Options granted under the Plan are not transferable otherwise than by will or the laws of descent and distribution and such options are exercisable, during a holder’s lifetime, only by the grantee; provided, however, that a nonstatutory stock option granted under the Plan may, upon the approval of the Committee be transferred in whole or in part during a grantee’s lifetime to certain family members of a grantee through a gift or domestic relations offer.

Death, Disability or Termination of Employment

Subject to the terms of the agreement pursuant to which the options are granted, if the employment of an employee or the services of a non-employee director, consultant or advisor shall terminate other than by reason of death or disability, such option may be exercised at any time within three months after such termination, but in no event after the expiration of the option.

Subject to the terms of the agreement pursuant to which the options are granted, if an option holder under the Plan (i) dies while employed by us or while serving as a non‑employee director of, or consultant or advisor to, us, or (ii) dies within three months after the termination of his or her employment or services for any reason, then such option may be exercised by the estate of the employee, non‑employee director, consultant or advisor, or by a person who acquired such option by bequest or inheritance from the deceased option holder, at any time within one year after his or her death.

Subject to the terms of the stock option agreement pursuant to which the options are granted, if the holder of an option under the Plan ceases employment or services because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by, or while serving as a non‑employee director of, or consultant or advisor to, us, then such option may be exercised at any time within one year after his termination of employment, termination of directorship, or termination of consulting or advisory arrangement or agreement due to the disability.  Notwithstanding the foregoing, in the event we are a party to an employment, consulting or advisory agreement with a holder of an option and such agreement provides for termination of employment or engagement based upon a disability or other incapacity, then, for such holder, a termination of employment or engagement for disability or other incapacity pursuant to the provisions thereof shall be considered to be a termination based upon permanent and total disability.

If an optionee is not an employee or non-employee director of, or a consultant or advisor to, our company as of a particular vesting date for an option due to death or termination of employment, termination of directorship or termination of consulting or advisory services due to permanent and total disability, then the optionee shall be deemed to have remained an employee or non-employee director of, or consultant or advisor to, us through the vesting date next following the date of death or date of termination of employment, termination of directorship or termination of consulting or advisory services due to permanent and total disability.  In the event of a change of control (as defined in the Plan), all outstanding options shall become fully vested.

Stock Appreciation Rights

The Committee may grant stock appreciation rights (an “SAR”) to such persons eligible under the Plan as selected from time to time.  SARs shall be granted at such times, in such amounts and under such other terms and conditions as the Committee shall determine.   An SAR entitles the grantee to exercise the SAR, in whole or in part, in exchange for payment of shares of our common stock, cash or a combination thereof, as determined by the Committee, equal in value to the excess of the fair market value of the shares of our common stock underlying the SAR, determined on the date of exercise, over the fair market value of our common stock underlying the SAR on the date of grant.

No SAR granted under the Plan shall be exercisable after the expiration of ten years from the date of its grant.

Stock Bonus Grants

The Committee may grant stock bonus awards to such persons eligible under the Plan as the Committee may select from time to time.  Stock bonus awards shall be granted at such times, in such amounts and under such other terms and conditions as the Committee shall determine.  Shares granted pursuant to a stock bonus shall vest as determined by the Committee, subject to certain restrictions as set forth in the Plan. Except as otherwise provided in the award agreement, a grantee shall forfeit the right to receive all shares not previously vested, if any, at such time as the grantee is no longer employed by, or serving as a director of, or rendering consulting or advisory services to, us or one of our parents or subsidiaries; however, if a stock bonus grantee is not an employee or non-employee director of, or a consultant or advisor to, our company as of a particular vesting date due to death or termination of employment, termination of directorship or termination of consulting or advisory services due to permanent and total disability, then the stock bonus grantee shall be deemed to have remained an employee or non-employee director of, or consultant or advisor to, us through the vesting date next following the date of death or date of termination of employment, termination or directorship or termination of consulting or advisory services due to permanent and total disability.  In the event of a change of control, all outstanding stock bonus awards shall vest.

Amendment and Termination

The Plan (but not the options or stock bonuses previously granted thereunder) shall terminate on August 12, 2024, ten years from the date that the Plan was originally adopted by the Board.  Subject to certain limitations, the Plan may be amended or modified from time to time or terminated at an earlier date by the Board or by the stockholders.

Federal Income Tax Consequences

The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options granted under the Plan.  These rules are highly technical and subject to change.  The following discussion is limited to the federal income tax rules relevant to us and to the individuals who are citizens or residents of the United States.  The discussion does not address state, local or foreign income tax consequences.

Nonstatutory Stock Options

Under the Code and the Treasury Department Regulations, a nonstatutory stock option does not ordinarily have a readily ascertainable fair market value when it is granted. This rule will apply to our grant of nonstatutory stock options.  Consequently, the grant of a nonstatutory stock option to an optionee will result in neither income to him or her nor a deduction to us.  Instead, the optionee will recognize compensation income at the time he or she exercises the nonstatutory stock option in an amount equal to the excess, if any, of the then fair market value of the shares transferred to the optionee over the option price.  Subject to the applicable provisions of the Code and the Treasury Department Regulations regarding withholding of tax, a deduction will be allowable to us in the year of exercise in the same amount as is includable in the optionee’s income.

For purposes of determining the optionee’s gain or loss on the sale or other disposition of the shares transferred to him or her upon exercise of a nonstatutory stock option, the optionee’s basis in such shares will be the sum of the optionee’s option price plus the amount of compensation income recognized by him or her on exercise.  Such gain or loss will be capital gain or loss and will be long-term or short-term depending upon whether the optionee held the shares for more than one year or one year or less.  No part of any such gain will be an item of tax preference for purposes of the alternative minimum tax.

Incentive Stock Options

Options granted under the Plan which qualify as incentive stock options under Section 422 of the Code will be treated as follows:

Except to the extent that the alternative minimum tax rule described below applies, no tax consequences will result to the optionee or us from the grant of an incentive stock option to, or the exercise of an incentive stock option by, the optionee. Instead, the optionee will recognize gain or loss when he or she sells or disposes of the shares transferred to him or her upon exercise of the incentive stock option.  For purposes of determining such gain or loss, the optionee’s basis in such shares will be his or her option price. If the date of sale or disposition of such shares is at least two years after the date of the grant of the incentive stock option, and at least one year after the transfer of the shares to the optionee upon exercise of the incentive stock option, the optionee will realize long-term capital gain treatment upon their sale or disposition.

Generally, we will not be allowed a deduction with respect to an incentive stock option.  However, if an optionee fails to meet the foregoing holding period requirements (a so-called  disqualifying disposition), any gain recognized by the optionee upon the sale or disposition of the shares transferred to him or her upon exercise of an incentive stock option will be treated in the year of such sale or disposition as ordinary income, rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on such sale or disposition) over their option price, and in that case we will be allowed a corresponding deduction.

For purposes of the alternative minimum tax, the amount, if any, by which the fair market value of the shares transferred to the optionee upon such exercise exceeds the option price will be included in determining the optionee’s alternative minimum taxable income.  In addition, for purposes of such tax, the basis of such shares will include such excess.

To the extent that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year exceeds $100,000, such options will not be incentive stock options.  In this regard, upon the exercise of an option which is deemed, under the rule described in the preceding sentence, to be in part an incentive stock option and in part a nonstatutory stock option, under existing Internal Revenue Service guidelines, we may designate which shares issued upon exercise of such options are incentive stock options and which shares are nonstatutory stock options.  In the absence of such designation, a pro rata portion of each share issued is to be treated as issued pursuant to the exercise of an incentive stock option and the balance of each share treated as issued pursuant to the exercise of a nonstatutory stock option.

New Plan Benefits

The benefits that will be awarded or paid under the Plan are not currently determinable. Awards granted under the Plan are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them.

Plan Benefits

The following table sets forth certain information regarding options and stock bonuses granted under the Plan (net of forfeitures), as of June 15, 2023, to (i) each person listed in the Summary Compensation Table under Executive Compensation, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, (iv) each nominee for election as a director, (v) each associate of any such directors, executive officers or nominees, (vi) each other person who received 5% of the options granted and (vii) all employees, including current officers who are not executive officers, as a group:

Name and Position	Common Stock Underlying Options Granted	Weighted Average Exercise Price Per Share	Common Stock Bonus Grants
Barry B. Goldstein Chief Executive Officer, President, Executive Chairman of the Board and Director	12,500	$6.73	453,691
Meryl S. Golden Chief Operating Officer and Director	50,000	$8.72	163,511
Sarah (Minlei) Chen Chief Actuary and Senior Vice President, Kingstone Insurance Company	-0-	$-0-	10,628
Floyd R. Tupper Secretary and Director	-0-	$-0-	64,451
Timothy P. McFadden Director (Lead Independent Director)	-0-	$-0-	59,246
William L. Yankus Director	-0-	$-0-	63,951
Carla A. D’Andre Director	-0-	$-0-	61,701
All current executive officers as a group	62,500	$8.32	642,501
All current directors who are not executive officers as a group	-0-	$-0-	249,349
All employees, including all current officers who are not executive officers, as a group	64,701	$7.94	256,537

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2022, with respect to compensation plans (including individual compensation arrangements) under which our shares of common stock are authorized for issuance, aggregated as follows:

•	All compensation plans previously approved by security holders; and
•	All compensation plans not previously approved by security holders.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	107,201	$8.31	979,976(1)

Equity compensation plans not approved by security holders	-	-	-

Total	107,201	$8.31	979,976(1)

(1)	Includes 366,597 shares reserved for issuance pursuant to unvested restricted stock grants.

Vote Required

The approval of the amendment to the 2014 Plan requires the affirmative vote of stockholders who hold a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote.

Recommendation

The Board of Directors recommends a vote FOR approval of the amendment to the 2014 Plan increasing the number of shares authorized to be issued under the 2014 Plan from 1,400,000 to 1,900,000.

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Marcum LLP as our independent registered public accounting firm to examine our financial statements for the year ending December 31, 2023.

Although ratification by stockholders is not required by our organizational documents or other applicable law, our Board of Directors has determined that requesting ratification by stockholders of the appointment of Marcum as our independent registered public accounting firm for the fiscal year ending December 31, 2023, is a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee may reconsider whether or not to retain Marcum, but may still determine to retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Marcum has served as our independent registered public accountants with respect to each fiscal year since the year ended December 31, 2013.

It is not expected that a representative of Marcum will attend the meeting.

The following is a summary of the fees billed to us by Marcum, our independent auditors, for professional services rendered for the fiscal years ended December 31, 2022 and 2021.

Fee Category	Fiscal 2022 Fees	Fiscal 2021 Fees
Audit Fees(1)	$275,010	$308,350
Tax Fees(2)	$-	$-
Audit-Related Fees(3)	$-	$-
All Other Fees(4)	$-	$-
	$275,010	$308,350

____________________

(1)
Audit Fees consist of fees billed for services rendered for the audit of our consolidated financial statements and review of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, services rendered in response to due diligence requests, services rendered in connection with the filing of Form S-8, and services provided in connection with other statutory or regulatory filings.

(2)	Marcum did not provide any tax services during the fiscal year.

(3)	Marcum did not provide any “Audit-Related” services during the fiscal year.

(4)	Marcum did not provide any other services during the fiscal year.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and approves in advance any services to be performed by the independent auditors, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors. Substantially all of the fees shown above were pre-approved by the Audit Committee.

Vote Required

The ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, requires the affirmative vote of stockholders who hold a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote.

Recommendation

The Board of Directors recommends a vote FOR the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

PROPOSAL 4: ADVISORY VOTE ON THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the rules of the SEC, we are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers as disclosed pursuant to Item 402(m) through (q) of Regulation S-K, including the compensation tables and narrative discussion in this proxy statement.

The compensation structure established by our Compensation and Finance Committee is designed to attract and retain motivated executives who substantially contribute to our long-term success and the creation of stockholder value, to reward executives when we perform financially or operationally well, to align the financial interests of our executives with the interests of our stockholders, and to be competitive within our industry. We believe that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited us over time.

We are requesting stockholder approval of the compensation of our executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive officers’ compensation. Because the stockholder vote is advisory, it is not binding on us or our Board of Directors. However, our Board and the Compensation and Finance Committee, which is responsible for designing and administering our executive compensation program, value the opinions that our stockholders express in their votes. The Compensation and Finance Committee will review the results of the stockholder votes on this “say-on-pay” proposal and consider whether to recommend any changes or modifications to our executive compensation policies and practices as a result of such votes.

We are asking our stockholders to indicate their support for our named executive officer compensation through the following resolution:

“RESOLVED, that the stockholders approve the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in this proxy statement.”

Vote Required

The affirmative vote of the stockholders who hold a majority of our shares of common stock present in person or represented by proxy at the meeting and entitled to vote is required for approval of this proposal.

Recommendation

The Board of Directors recommends a vote FOR approval of the compensation of our named executive officers as disclosed in this proxy statement.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at our next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Exchange Act, must be received at our offices in Kingston, New York by March 1, 2024, for inclusion in our proxy statement and form of proxy relating to such meeting.

The following requirements with respect to stockholder proposals and stockholder nominees to our Board of Directors are included in our By-Laws.

Stockholder Proposals

In order for a stockholder to make a proposal at an annual meeting of stockholders, under our By-Laws, timely notice must be received by us in advance of the meeting. To be timely, the proposal must be received by our Secretary at our principal executive offices (as provided below) on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the notice regarding the availability of proxy materials for the prior year’s annual meeting of stockholders. If during the prior year we did not hold an annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed by more than 30 days from the date of the meeting in the prior year, then the notice must be received a reasonable time before we mail the notice regarding the availability of proxy materials for the current year. A stockholder’s notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including the following:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting;

•	the name and address of the stockholder proposing such business;

•	the class and number of our shares which are beneficially owned by such stockholder; and

•	any material interest of such stockholder in such business.

Stockholder Nominees

In order for a stockholder to nominate a candidate for director, under our By-Laws, timely notice of the nomination must be received by us in advance of the meeting. To be timely, the notice must be received at our principal executive offices (as provided below) not less than 60 days nor more than 90 days prior to the meeting; however, if less than 70 days’ notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made at all or is made less than 70 days prior to the meeting date, notice by a stockholder to be timely made must be so received no later than the close of business on the tenth day following the earlier of the following:

•	the day on which the notice of the date of the meeting was made available to stockholders, or

•	the day on which such public disclosure of the meeting date was made.

The stockholder sending the notice of nomination must describe various matters, including such information as:

•	the name, age, business and residential addresses, occupation or employment and shares held by the nominee;

•	any other information relating to such nominee required to be disclosed in a proxy statement; and

•	the name, address and number of shares held by the stockholder.

These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.  In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of SEC Rule 14a-19(b).

Any notice given pursuant to the foregoing requirements must be sent to our Corporate Secretary at 15 Joys Lane, Kingston, New York 12401. The foregoing is only a summary of the provisions of our By-Laws that relate to stockholder proposals and stockholder nominations for director. Any stockholder desiring a copy of our By-Laws will be furnished one without charge upon receipt of a written request therefor.

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than those listed as Proposals 1, 2, 3, and 4 in the notice. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

FORM 10-K

This proxy statement is accompanied by a copy of our Annual Report on Form 10-K for the year ended December 31, 2022 (excluding exhibits). We may charge a fee equal to our reasonable expenses in furnishing the exhibits.

Barry B. Goldstein
Chief Executive Officer

Kingston, New York
June 29, 2023

Your **Vote** Counts!

KINGSTONE COMPANIES, INC.

2023 Annual Meeting
Vote by August 8, 2023
11:59 PM ET

KINGSTONE COMPANIES, INC.
15 JOYS LANE
KINGSTON, NY 12401

V19650-P96721

You invested in KINGSTONE COMPANIES, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on August 9, 2023.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to July 26, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

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Vote in Person at the Meeting*

August 9, 2023
9:00 AM Eastern Time

15 Joys Lane
Kingston, New York 12401

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V1.1

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. To elect six directors for the coming year. **Nominees:** 01) Barry B. Goldstein 02) Meryl S. Golden 03) Floyd R. Tupper 04) Timothy P. McFadden 05) William L. Yankus 06) Carla A. D'Andre	For
2. To approve an amendment to the Company's Amended and Restated 2014 Equity Participation Plan to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 1,400,000 to 1,900,000.	For
3. To ratify the selection of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.	For
4. To hold a non-binding advisory vote to approve the Company's executive compensation.	For
5. To transact such other business as may properly come before the meeting.	

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES (AND THE PROXYHOLDER WILL HAVE DISCRETIONARY AUTHORITY TO CUMULATE VOTES AMONG NOMINEES) AND FOR PROPOSALS 2, 3, AND 4. THE PROXYHOLDER WILL HAVE DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING. THE CUMULATIVE VOTING FEATURE APPLICABLE TO THE ELECTION OF DIRECTORS IS ONLY AVAILABLE BY VOTING THE PROXY CARD AND IS NOT AVAILABLE IF YOU VOTE BY TELEPHONE OR BY INTERNET.

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V19651-P96721

KINGSTONE COMPANIES, INC.
15 JOYS LANE
KINGSTON, NY 12401

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on August 8, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on August 8, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V19647-P96721 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KINGSTONE COMPANIES, INC.

	For All	Withhold All	For All Except
1. To elect six directors for the coming year.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Barry B. Goldstein
02) Meryl S. Golden
03) Floyd R. Tupper
04) Timothy P. McFadden
05) William L. Yankus
06) Carla A. D'Andre

The Board of Directors recommends a vote FOR all of the named nominees.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES (AND THE PROXYHOLDER WILL HAVE DISCRETIONARY AUTHORITY TO CUMULATE VOTES AMONG NOMINEES) AND FOR PROPOSALS 2, 3, AND 4. THE PROXYHOLDER WILL HAVE DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

To cumulate votes as to a particular nominee or nominees as explained in the Proxy Statement, check box to the right, then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. **Please do not check the box unless you want to exercise cumulative voting.** ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF

KINGSTONE COMPANIES, INC.

August 9, 2023

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Please detach along perforated line and mail in the envelope provided.

V19648-P96721

KINGSTONE COMPANIES, INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Barry B. Goldstein as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all the common shares of Kingstone Companies, Inc. held of record by the undersigned at the close of business on June 15, 2023 at the Annual Meeting of Stockholders to be held on August 9, 2023 or any adjournment thereof.

IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THE PROXY CARD. YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXY TO VOTE IN THE SAME MANNER AS YOU VOTED YOUR PROXY CARD EXCEPT FOR THE CUMULATIVE VOTING FEATURE APPLICABLE TO THE ELECTION OF DIRECTORS, WHICH IS ONLY AVAILABLE BY VOTING THE PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. ON AUGUST 8, 2023.

CUMULATIVE VOTING - If you exercise cumulative voting, please check the box on the reverse side.

NAME OF NOMINEE	# OF VOTES CAST

(Continued and to be signed on the reverse side)